Exhibit 10.32

EXECUTION COPY

CUSTODIAL AGREEMENT

This Custodial Agreement, dated as of September 12, 2002 (this “Custodial Agreement”), is entered into by and among BNY MIDWEST TRUST COMPANY, an Illinois corporation (the “Custodian”), WILLIS ENGINE FUNDING LLC, a Delaware limited liability company (the “Issuer”), WILLIS LEASE FINANCE CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), THE BANK OF NEW YORK, as Indenture Trustee (the “Indenture Trustee”) and BARCLAYS BANK PLC , as Deal Agent (the “Deal Agent”) for the Noteholders.

RECITALS

WHEREAS, Issuer, Servicer, the Purchasers, Deal Agent and Indenture Trustee have entered into various agreements relating to the issuance by the Issuer of the Series 2002-1 Notes pursuant to that certain Indenture dated as of September 12, as supplemented by the Series 2002-1 Supplement dated as of September 12, 2002 (the “Supplement”) (as supplemented by the Supplement, the “Indenture”), including without limitation the Servicing Agreement dated as of September 12, 2002 (the “Servicing Agreement”), the Contribution and Sale Agreement dated as of September 12, 2002 (the “Contribution Agreement”), and other documents and instruments ancillary thereto (the Indenture, Supplement, Servicing Agreement, Contribution Agreement and such other documents and instruments ancillary thereto, each as further amended, restated, modified or supplemented from time to time, the “Securitization Facility Agreements”);

WHEREAS, pursuant to the terms of the Securitization Facility Agreements and other documents executed in connection therewith, Issuer is obligated to deliver possession of each Deliverable, Deliverable Package, the Collateral Files and the collateral therein and Possessory Collateral (each as defined below), to Indenture Trustee and to perfect the security interest of Indenture Trustee for the benefit of the Noteholders;

WHEREAS, Issuer and Indenture Trustee have requested Custodian to serve as the bailee of Indenture Trustee with regard to the Collateral Files and the collateral therein and Possessory Collateral during the term of the Securitization Facility Agreements and to provide for perfection of the security interest of Indenture Trustee according to the terms and conditions of this Custodial Agreement;

WHEREAS, Custodian has agreed to serve as Custodian for Indenture Trustee with regard to each Collateral File and the collateral therein and Possessory Collateral;

WHEREAS, Custodian is a financial institution regulated by the Comptroller of the Currency;

NOW, THEREFORE, in consideration of their mutual agreements, the parties agree as follows:

I.          Definitions.  Capitalized terms used in this Custodial Agreement are used as defined in this Section I and are to be construed as including the plural as well as the singular forms of such terms.  Additional definitions may be found throughout this Custodial Agreement.  Capitalized terms used, but not defined in this Custodial Agreement, are used as defined in the Securitization Facility Agreements.

As used in this Custodial Agreement, the following terms will have the following meanings:

“Alternative Delivery” shall mean any delivery to a Lessee of an Engine or execution by a Lessee of any Lease that is not a Funding or a Remarketing.

“Alternative Delivery Deliverable” shall mean any item listed on Schedule 3 hereto and related to the applicable Engine.

“Alternative Delivery Package” shall mean an Alternative Delivery Package delivered to Custodian and containing any Alternative Delivery Deliverable required to be delivered to Custodian.

“Business Day” shall mean any day on which banks are not authorized or required to close in New York City, New York, Chicago, Illinois or San Francisco, California.

“Collateral File” shall mean, with respect to any Funding, Remarketing or Alternative Delivery, all of the Deliverables listed on the applicable Collateral Schedule, and any and all other documents held by Custodian related to such Funding, Remarketing, or Alternative Delivery.

“Collateral Schedule” shall mean a schedule related to the applicable Engine containing the Deliverables set forth in Schedule 1, Schedule 2 or Schedule 3 hereto, as applicable.

“Deliverable” shall mean any item listed on any Collateral Schedule.

“Deliverable Package” shall mean any Funding Package, Remarketing Package, Alternative Delivery Package or package containing a Subsequent Deliverable, as the case may be.

“Funding” shall mean any financing of an Engine to be owned by the Issuer or an Owner Trust the Beneficial Interest in which will be owned by the Issuer.

“Funding Deliverable” shall mean any item listed on Schedule 1 hereto and related to the applicable Engine.

“Funding Package” shall mean a Funding Package delivered to Custodian and containing any Funding Deliverable required to be delivered to Custodian.

“Obligations” shall mean all obligations and liabilities of Issuer to Indenture Trustee under the Securitization Facility Agreements and all documents executed in connection with the Securitization Facility Agreements, as each may be amended, restated or otherwise modified from time to time, including without limitation any promissory notes executed in connection therewith, as such notes may be amended, restated or otherwise modified from time to time.

“Possessory Collateral” shall mean any instruments or security documents a security interest in which must be perfected by control (as such term is defined in the applicable UCC) and which serves as collateral for or evidences any Funding, Remarketing, or Alternative Delivery.

“Remarketing” shall mean any Subsequent Lease Transaction.

“Remarketing Deliverable” shall mean any item listed in Schedule 2 hereto and related to the applicable Engine.

“Remarketing Package” shall mean a Remarketing Package delivered to Custodian and containing any Remarketing Deliverable required to be delivered to Custodian.

II.         Deliveries.

A.            Deliveries related to any Funding.

1.             In connection with each Funding, Issuer will deliver or will cause to be delivered to Custodian a Collateral File relating to such Funding, containing the deliverables identified in the Funding Deliverable Schedule (the “Funding Deliverable Schedule”) attached hereto as Schedule 1, each to be delivered within the applicable time period as set forth on such schedule opposite the related Funding Deliverable under the column titled “Due Date”.

2.             On or prior to 4:30 p.m. (New York time) on the Business Day prior to each Funding, Servicer will execute and deliver or cause to be delivered to Custodian, together with the related initial Funding Package, a certificate from a duly authorized officer of the Servicer, certifying that (A) it has delivered to the Custodian the Funding Deliverables numbered 1 and 2 on Schedule 1 hereto, (B) any Funding Deliverable not contained in the initial Funding Package will be delivered within the applicable time period set forth on Schedule 1 hereto and (C) each Funding Deliverable delivered or to be delivered relates or will relate to the applicable Engine (such Engine to be clearly identified in such certificate by the Engine’s manufacturer’s serial number) and is in form and substance required under the Securitization Facility Agreements.

B.         Deliveries related to any Remarketing.

1.             In connection with each Remarketing, Issuer will deliver or will cause to be delivered to Custodian a Collateral File relating to such Remarketing, containing the deliverables identified in the Remarketing Deliverable Schedule (the “Remarketing Deliverable Schedule”) attached hereto as Schedule 2, each to be delivered within the applicable time period as set forth on such schedule opposite the related Remarketing Deliverable under the column titled “Due Date”.

2.             On or prior to 4:30 p.m. (New York time) on the Business Day prior to the date of each Remarketing, Servicer will execute and deliver or cause to be delivered to Custodian, together with the related initial Remarketing Package, a report from a duly designated representative of the Servicer, stating that (A) it has delivered to the Custodian the Remarketing Deliverable numbered 1 on Schedule 2 hereto, (B) any Remarketing Deliverable not contained in the initial Remarketing Package will be delivered within the applicable time period set forth on Schedule 2 hereto and (C) each Remarketing Deliverable delivered or to be delivered relates or will relate to the applicable Engine (such Engine to be clearly identified in such certificate by the Engine’s manufacturer’s serial number) and is in form and substance required under the Securitization Facility Agreements.

C.         Deliveries related to any Alternative Delivery.

1.             In connection with each Alternative Delivery, Issuer will deliver or will cause to be delivered to Custodian a Collateral File relating to such Alternative Delivery, containing the deliverables identified in the Alternative Delivery Deliverable Schedule attached hereto as Schedule 3 or in such other schedule approved by the Deal Agent and delivered by Issuer to Custodian one (1) Business Day prior to the related Alternative Delivery (the “Alternative Delivery Deliverable Schedule”), each to be delivered within the applicable time period as set forth on such schedule opposite the related Alternative Delivery Deliverable under the column titled “Due Date”.

2.             On or prior to 4:30 p.m. (New York time) on the Business Day prior to each Alternative Delivery, Servicer will execute and deliver or cause to be delivered to Custodian, together with the related initial Alternative Delivery Package, a report from a duly designated representative of the Servicer, stating that (A) it has delivered to the Custodian the Alternative Delivery Deliverables required to be delivered on or prior to the applicable Alternative Delivery as listed on Schedule 3 hereto, (B) any Alternative Delivery Deliverable not contained in the initial Alternative Delivery Package will be delivered within the applicable time period set forth on Schedule 3 hereto and (C) each Alternative Delivery Deliverable delivered or to be delivered relates or will relate to the applicable Engine (such Engine to be clearly identified on such certificate by the Engine’s manufacturer’s serial number) and is in form and substance required under the Securitization Facility Agreements.

D.         Subsequent Deliverables.  Subsequent to the date of the receipt of any Deliverable Package, Issuer will deliver (or will cause to be delivered) to Custodian subsequent documents, certificates or instruments (each a “Subsequent Deliverable”) necessary to complete the related Collateral File, together with a report (with copies of such report to the Deal Agent and Indenture Trustee) from a duly designated representative of the Servicer, stating that (A) the Subsequent Deliverable is being delivered within the applicable time period set forth on the applicable Collateral Schedule and (B) the Subsequent Deliverable relates to the applicable Engine (such Engine to be clearly identified on such certificate by the Engine’s manufacturer’s serial number) and is in form and substance required under the Securitization Facility Agreements.

E.          Receipt Obligations Concerning All Deliverables.

1.             Upon receipt of a Deliverable Package, Custodian shall inventory all documents in such Deliverable Package together with any and all other documents related to the applicable Engine, and, subject to paragraph 3 below, immediately notify in writing Indenture Trustee, Issuer, Servicer and Deal Agent if (A) any Deliverable listed in the certificate of Servicer related to such Deliverable Package is not contained in the applicable Deliverable Package, (B) there are any discrepancies between the Deliverables listed in the certificate of Servicer and the documents contained in the related Deliverable Package or (C) Custodian, in its sole discretion, has any doubts relating to any of the contents of the Deliverable Package.

2.             Indenture Trustee authorizes Issuer to deliver, or cause to be delivered, full and complete possession of each Deliverable to Custodian, and each Deliverable delivered or to be delivered together with all other items required, but not delivered to Custodian, shall serve as security for the payment of the Obligations and shall be subject to a perfected, first priority lien pursuant to the terms of the Securitization Facility Agreements.

3.             If on any day the Custodian receives more than five (5) Deliverable Packages, Custodian shall inventory all documents in each Delivery Package together with any and all other documents related to each of the applicable Engines, and, within five (5) Business Days, notify in writing Indenture Trustee, Issuer, Servicer and Deal Agent if (A) any Deliverable listed in any certificate of Servicer related to any of such Deliverable Packages is not contained in the applicable Deliverable Package, (B) there are any discrepancies between the Deliverables listed in any certificate of Servicer and the documents contained in the related Deliverable Package or (C) Custodian, in its sole discretion, has any doubts relating to any of the contents of any Deliverable Package.

4.             On the fourth (4th) Business Day, the 46th day, the 91st day and the 121st day, after the Custodian’s receipt of any initial Deliverable Package, Custodian shall use its best efforts to deliver to Servicer, Indenture Trustee, Issuer and Deal Agent on such date (but in no event later than one (1) Business Day thereafter) a certificate (the “Certification”) in the form attached hereto as Exhibit A to the effect that, except as listed in such Certification (each, an “Excepted Item”), Custodian has a complete Collateral File with respect to the related Engine; provided, that after a Certification has been delivered indicating that the Custodian has in its actual possession the complete Collateral File with respect to the related Engine, no further Certification as to such Collateral File shall be required.  It is expressly understood and agreed by the parties hereto that the Custodian shall not be liable to any party hereto for incorrectly listing any Excepted Item in a Certification, so long as such listing is based on the Custodian’s good faith and reasonable belief that such Excepted Item is not in its actual possession on the date of such Certification.

III.        Custody of Collateral Files and Possessory Collateral.

1.             Custodian agrees to hold each Deliverable, each Deliverable Package, each Collateral File and the collateral contained therein and Possessory Collateral in trust for the benefit of and on behalf of Indenture Trustee as perfected, first priority lien holder, and as its agent in accordance with the provisions of this Custodial Agreement.  Custodian shall, during the term of this Custodial Agreement, segregate and maintain continuous actual custody, possession and control of each Deliverable, each Deliverable Package, each Collateral File and the collateral contained therein and Possessory Collateral deposited with it for and on behalf of Indenture Trustee as perfected, first priority lien holder.  Upon written notice from the Indenture Trustee (at the direction of the Deal Agent), Custodian shall release any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein and Possessory Collateral to Indenture Trustee, or its designee, as required in this Custodial Agreement.  The possession of any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein and Possessory Collateral by Custodian and any rights therein of Issuer are subject to all terms and provisions of this Custodial Agreement, the perfected, first priority security interest of Indenture Trustee and the rights and obligations of Indenture Trustee under this Custodial Agreement.

2.             Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect, (1) fidelity insurance, (2) theft of documents insurance and (3) forgery insurance subject to deductibles, each in amounts customary and standard in the industry and with insurance companies reasonably acceptable to Indenture Trustee.  Upon written request, Indenture Trustee shall be entitled to receive a certificate from the respective insurer that such insurance is in full force and effect.

IV.        Duty of Custodian.  Except as otherwise provided herein, Custodian shall maintain custody of each Deliverable, each Deliverable Package, each Collateral File and the collateral contained therein and Possessory Collateral until Indenture Trustee, in writing, requests delivery of any portion or all of any Deliverable, Deliverable Package, Collateral File and the collateral contained therein and Possessory Collateral to Indenture Trustee or its designee.  Custodian agrees that, except as otherwise required herein or otherwise required by law, it will not release any portion or all of any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein or any Possessory Collateral to any person or entity, whatsoever, without the prior written consent of Indenture Trustee.  Custodian agrees that it will look solely to Issuer for payment of its services as Custodian under this Custodial Agreement and Issuer hereby agrees and acknowledges that it shall be solely responsible for the same and shall promptly pay the same.

V.         Delivery and Location.  Each Deliverable, each Deliverable Package, each Collateral File and the collateral contained therein and Possessory Collateral shall be delivered to Custodian at and shall be maintained by Custodian in a segregated and divided space in secure and fireproof facilities, at Custodian’s place of business at 2 North LaSalle Street, Lower Level, Chicago, Illinois 60602, provided, however, that with the prior written consent of Indenture Trustee, each of the Deliverables, Deliverable Packages, the Collateral Files and the collateral contained therein and Possessory Collateral in Custodian’s actual possession may be transferred to a similarly segregated and divided space in a secure and fireproof facility at a location notified to Indenture Trustee and Deal Agent in writing.

VI.        Inspections.  Upon no less than two (2) Business Days’ prior written notice to Custodian, Indenture Trustee, Deal Agent, Issuer, Servicer or any of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine Custodian’s documents, records and other papers in possession of or under the control of Custodian relating to any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein and any Possessory Collateral.

VII.       Continuation of Custody.  Until such time as Indenture Trustee notifies Custodian in writing that the Obligations have been satisfied, Custodian’s custody of each Deliverable, each Deliverable Package, each Collateral File and the collateral contained therein and Possessory Collateral shall continue, and neither Issuer nor Servicer shall have the right to retake or request delivery to a third party of any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein or any Possessory Collateral or any of the documents therein or related thereto.  Subject to Section VIII hereof, upon the written request of Indenture Trustee, Custodian shall release any portion or all of any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein or any Possessory Collateral to Indenture Trustee or any third party designated by Indenture Trustee.  After the Obligations of Issuer to Indenture Trustee have been fully paid and satisfied, Indenture Trustee shall give written notice to Custodian and Custodian shall return any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein or any Possessory Collateral to Issuer or its designee.

VIII.      Release for Servicing or Foreclosure.  From time to time as appropriate for servicing or foreclosure of any Deliverable, any Deliverable Package, any Collateral File and the collateral contained therein or Possessory Collateral, Custodian  shall, upon written request from Servicer in the form of Exhibit B attached hereto, and with the prior written consent of Indenture Trustee, deliver to Servicer such Deliverable or Deliverables as requested by Servicer and consented to in writing by Indenture Trustee for, including, but not limited to, the prosecution of any foreclosure or collection proceeding or for Remarketing.  Upon the receipt of the released Deliverable or Deliverables, Servicer shall execute a trust receipt, in the form of Exhibit C attached hereto (a “Trust Receipt”), indicating the purpose of the release of the Deliverable or Deliverables and acknowledging the continuing application of the security interest of Indenture Trustee in the Deliverables, Deliverable Packages, the Collateral Files and the collateral contained therein and Possessory Collateral and any proceeds thereof.

IX.        Release of Collateral File upon Instruction.  Upon written notice from Indenture Trustee for the release of a Collateral File (or any portion thereof), Custodian shall, within two (2) Business Days following receipt of such notice, release such Collateral File (or portion thereof) to Issuer or its designee.

X.         Reports.  In addition to Certifications required pursuant to the terms of this Custodial Agreement, Custodian shall provide the Issuer, Servicer, Indenture Trustee and Deal Agent, within five (5) Business Days following the end of each calendar month, a monthly written report as of the last day of such calendar month, which report shall set forth each Engine in the portfolio and with respect to each Engine (A) each Deliverable related to such Engine not in Custodian’s actual possession as of the date of such report and (B) each Deliverable related to such Engine released for including, but not limited to, the purpose of servicing and foreclosure.

XI.        Removal of Custodian.  Indenture Trustee, with or without cause, shall (at the direction of the Deal Agent) and upon at least sixty (60) days’ prior written notice to Custodian (with a copy to Issuer and Deal Agent), remove and discharge Custodian from the performance of its duties under this Custodial Agreement.  Having given such notice of removal, Indenture Trustee promptly shall appoint a successor custodian to act on behalf of Indenture Trustee and Issuer, as their respective rights appear herein.  Such successor custodian shall accept such appointment by executing and delivering a written instrument similar in form and substance to this Custodial Agreement and satisfactory to both of Issuer and Deal Agent, which such instrument shall be acknowledged by Indenture Trustee and Servicer.  So long as no Event of Default (as defined in the Securitization Facility Agreements) shall have occurred and be continuing, Issuer shall have the right to consent to the appointment of a successor custodian pursuant to this Section XI, which consent shall not be unreasonably withheld.  In the event of any such removal, Custodian shall promptly transfer to the successor custodian, as directed by Indenture Trustee, and at the expense of Issuer, all of the Deliverables, any Deliverable Package, any Collateral File and the collateral contained therein and Possessory Collateral then in, or in the case of Subsequent Deliverables thereafter coming into, Custodian’s actual possession.  In the event of any such removal, Issuer shall promptly pay Custodian its outstanding fees and expenses, if any, incurred in connection with this Custodial Agreement.  In the event of any appointment of a successor custodian, Issuer shall be responsible for the fees and expenses of the Custodian and the successor custodian.

XII.       Termination of Custodian.  Custodian may resign or terminate its obligations under this Custodial Agreement upon at least sixty (60) days’ prior written notice to Issuer, Deal Agent and Indenture Trustee.  In the event of such termination or resignation, Indenture Trustee shall appoint a successor custodian, such appointment to occur in no event later than 60 days after Indenture Trustee’s receipt of Custodian’s notice of resignation or termination.  Such successor custodian shall accept such appointment by executing and delivering a written instrument similar in form and substance to this Custodial Agreement and satisfactory to Deal Agent, which such instrument shall be acknowledged by Issuer, Indenture Trustee and Servicer.  Upon such acceptance, Custodian shall promptly transfer to the successor custodian, as directed by Indenture Trustee and at the expense of Issuer, all of the Deliverables, any Deliverable Package, any Collateral Files and the collateral contained therein and Possessory

Collateral then in, or in the case of Subsequent Deliverables thereafter coming into, Custodian’s actual possession.  The termination or resignation of Custodian pursuant to this Section XII shall not become effective until a successor custodian has accepted its appointment pursuant to this Section XII, and the Custodian’s obligations hereunder shall survive until the successor custodian has confirmed in writing to the Indenture Trustee, Deal Agent, Servicer, Issuer and Custodian that each Deliverable in Custodian’s actual possession on the date of its notice of termination or resignation, as the case may be, is in the successor custodian’s actual possession (provided that the acceptance thereof, shall have occurred within 120 days following the appointment of the successor custodian).  The payment of such successor custodian’s fees and expenses shall be solely the responsibility of Issuer.

XIII.      Representations, Warranties and Covenants of Custodian.  With respect to each Certification, Custodian hereby represents and warrants to, and covenants with Indenture Trustee that as of the date such Certification is provided:

(a)           Custodian is duly organized, validly existing and in good standing under the laws of the United States;

(b)           Custodian has the full power and authority to hold each Deliverable, Deliverable Package, Collateral File and the collateral contained therein and Possessory Collateral (whether acting alone or through an agent) and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Custodial Agreement, has duly authorized the execution, delivery and performance of this Custodial Agreement, has duly executed and delivered this Custodial Agreement and this Custodial Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies; and

(c)           Custodian is a separate and independent entity from Issuer and Servicer, does not own a controlling interest in Issuer or Servicer either directly or through affiliates and no director or officer of Custodian is also a director or officer of Issuer or Servicer.

XIV.      Notices.  All demands, notices and communications hereunder, except as otherwise provided herein, shall be in writing and shall be effective upon receipt to:

(a)           in the case of Custodian:

BNY Midwest Trust Company

2 North LaSalle Street

Lower Level

Chicago, Illinois 60602

Attention:  Ms. Diane Moser

Fax No.:  (312) 827-8588

Telephone No.:  (312) 827-8680

(b)           in the case of Issuer:

Willis Engine Funding LLC

2320 Marinship Way, Suite 300

Sausalito, California 94965

Attention:  Counsel

Fax No.:  (415) 331-5167

Telephone No.:  (415) 331-5281

(c)           in the case of Servicer:

Willis Lease Finance Corporation

2320 Marinship Way, Suite 300

Sausalito, California 94965

Attention:  Counsel

Fax No.:  (415) 331-5167

Telephone No.:  (415) 331-5281

(d)           in the case of Deal Agent:

Barclays Bank PLC

200 Park Avenue

New York, New York 10166

Fax No.:  (212) 412-6846

Telephone No.:  (212) 412-2932

(e)           in the case of Indenture Trustee:

The Bank of New York

101 Barclay Street

8th Floor West

New York, New York 10286

Attention:  Asset Backed Securities Unit

Fax No.:  (212) 815-2493

Telephone No.:  (212) 815-8332

XV.       Facsimile Notices.  All parties to this Custodial Agreement agree that where any written consent or notice is required of any party that a facsimile transmission signed on behalf of such party will be sufficient to serve as such written consent or notice.  Custodian may act upon any instrument or other writing believed by it in good faith to be genuine and signed or presented by the proper person.  Each party to this Custodial Agreement shall provide Custodian with the names of persons authorized, subject to change by subsequent notice received in writing by Custodian, to receive the Collateral Files, to sign consents and notices or otherwise act on behalf of those respective parties.  Each party shall additionally provide sample signatures for such authorized persons.

XVI.      Governing Law and Jurisdiction; Waiver of Jury Trial.  This Custodial Agreement shall be construed in accordance with the laws of the State of New York governing agreements made and to be performed therein, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.  The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Custodial Agreement.  The parties hereto each hereby waive the right to trial by jury in any proceeding in connection with or arising out of this Custodial Agreement.

XVII.     Prior Agreements.  This Custodial Agreement supersedes all prior and contemporaneous agreements and understandings, written or oral, relating to the subject matter hereof.  The provisions of this Custodial Agreement may not be amended, modified, waived, discharged or terminated orally, but rather only by an instrument in writing signed by the parties hereto.

XVIII.    Charges and Expenses.  Issuer will pay all fees of Custodian in connection with the performance of its duties hereunder in accordance with the fee schedule attached hereto as Schedule 4 (the “Custodial Fee Schedule”) and also the reasonable legal fees, costs and expenses incurred by Custodian in connection herewith; provided, however, that (i) Custodian shall in no event acquire and hereby agrees not to assert any lien upon any Deliverable, any Deliverable Package, Collateral File, any collateral contained therein or Possessory Collateral deposited under this Custodial Agreement and (ii) in the event Issuer fails to pay the fees and expenses of Custodian as set forth herein, Custodian shall have no obligation to take actions or incur costs in connection with this Custodial Agreement unless Servicer, Issuer or another Person has made adequate provision for payment of Custodian’s fees and expenses.

XIX.      No Adverse Interests.  Custodian covenants and warrants to Indenture Trustee and Issuer that:  (i) as of the date hereof, and as of each Certification, Custodian does not and shall not hold any adverse interest, by way of security or otherwise, in any Deliverable, any Deliverable Package, Collateral File, any collateral contained therein or Possessory Collateral; and (ii) the execution of this Custodial Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise of Custodian in or to any Deliverable, any Deliverable Package, Collateral File and any collateral contained therein or Possessory Collateral, other than Custodian’s rights as custodian hereunder.

XX.       Assignment; Time.  Custodian shall not delegate, assign or sub-contract any of its rights or obligations under this Custodial Agreement.  Issuer may not assign its rights or obligations under this Custodial Agreement.  Indenture Trustee may assign its rights and obligations under this Custodial Agreement.  Time is of the essence with respect to all dates, terms and conditions of this Custodial Agreement.  All references to time herein shall be deemed to refer to New York City time unless otherwise provided.

XXI.      Termination of Obligations of Custodian.  Subject to Section XII, Custodian’s obligations under this Custodial Agreement shall cease upon the earliest to occur of the following:  (a) delivery or surrender of all of the Deliverables, Deliverable

Packages, Collateral Files and the collateral contained therein and Possessory Collateral in Custodian’s actual possession to Indenture Trustee; (b) delivery or surrender of all of the Deliverables, Deliverable Packages, Collateral Files and the collateral contained therein and Possessory Collateral in Custodian’s actual possession to any third–party custodian designated in writing by Indenture Trustee (at the direction of Deal Agent); and (c) following the receipt by Custodian of written notice from Indenture Trustee of the payment in full and satisfaction of the Issuer’s Obligations to Indenture Trustee under the Securitization Facility Agreements, receipt by Servicer of each Collateral File (or portion thereof).

XXII.     Custodian.  (a)  In the absence of bad faith on the part of Custodian, Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to Custodian, reasonably believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Custodial Agreement.

(b)           Custodian shall not be liable for any error in judgment made in good faith by any officer or officers of Custodian, unless it shall be conclusively determined by a court of competent jurisdiction that Custodian was grossly negligent in ascertaining the pertinent facts.

(c)           None of the provisions of this Custodial Agreement shall require Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assumed to it.

(d)           Whenever, in the administration of the provisions of this Custodial Agreement, Custodian shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of Custodian, be deemed to be conclusively proved and established by a certificate signed by one of Indenture Trustee’s or the Issuer’s officers, as the case may be, and delivered to Custodian and such certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of Custodian, shall be full warrant to Custodian for any action taken, suffered or omitted by it under the provisions of this Custodial Agreement upon the faith thereof.

(e)           Custodian may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(f)            Except as expressly stated in this Custodial Agreement, Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(g)           Custodian may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed by it with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

XXIII.    Indemnification  (a)  Servicer agrees to indemnify and hold Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees and expenses, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by Custodian) were imposed on, incurred by or asserted against Custodian relating to or arising out of gross negligence, bad faith or willful misconduct on the part of Custodian or any of its directors, officers, agents and employees.  The foregoing indemnification shall survive any resignation or removal of Custodian or the termination or assignment of this Custodial Agreement.

(b)           Neither Custodian nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Custodial Agreement or in connection herewith except to the extent caused by such person’s gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.

XXIV.    No Adverse Interest of Custodian.  By execution of this Custodial Agreement, Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Deliverable, Deliverable Package, Collateral File and the collateral contained therein or Possessory Collateral.

XXV.     Counterparts.  This Custodial Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

XXVI.    Force Majeure.  No party hereto shall be liable for failure to perform, in whole or in material part (including, without limitation, the failure to deliver any Deliverable in a timely manner as required by this Custodial Agreement), its obligations under this Custodial Agreement if such failure is caused by any event or condition not existing as of the date of this Custodial Agreement and not reasonably within the control of the affected party, including, but without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental authorities, riots, insurrections, or any other cause beyond the control of the parties hereto; provided that the affected party promptly notifies each of the other parties hereto of the occurrence of the event of force majeure and takes all reasonable steps necessary to the performance of its obligations so interfered with, as soon as practicable.

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The parties to this Custodial Agreement have caused it to be executed by their duly authorized officers as of the date first written above.

CUSTODIAN	BNY MIDWEST TRUST COMPANY

	By:	/s/	DIANE MOSER
Name: Diane Moser
Title: Vice President

ISSUER	WILLIS ENGINE FUNDING LLC

	By:	/s/	MONICA J. BURKE
Name: Monica J. Burke
Title: Chief Financial Officer

SERVICER	WILLIS LEASE FINANCE CORPORATION

	By:	/s/	DONALD A. NUNEMAKER
Name: Donald A. Nunemaker
Title: Executive Vice President, Chief Operating Officer

DEAL AGENT	BARCLAYS BANK PLC

	By:	/s/	PIERRE DULEYRIE
Name: Pierre Duleyrie
Title: Director

INDENTURE TRUSTEE	THE BANK OF NEW YORK

	By:	/s/	SCOTT J. TEPPER
Name: Scott J. Tepper
Title: Assistant Vice President

SCHEDULE 1

Funding Deliverables

ITEM		RECIPIENTS	DUE DATE
1.	Owner Trustee Guaranty executed by Owner Trustee	Custodian	At least 2 Business Days prior to the applicable Funding

2.	Beneficial Interest Pledge Agreement, executed by the Issuer	Custodian	At least 2 Business Days prior to the applicable Funding

3.	Asset Base Certificate	Custodian, Deal Agent, Sheffield	At least 1 day prior to the applicable Funding

4.	Notice of Request for a Loan	Custodian, Deal Agent, Sheffield	On or prior to the applicable Funding

5.	Servicer Certificate	Deal Agent and Custodian	On or prior to the applicable Funding

6.	Compliance Certificate	Custodian, Deal Agent, Sheffield	On or prior to the applicable Funding

7.	Appraisals	Custodian, Deal Agent	On or prior to the applicable Funding

8.	Certified Board resolutions of the Owner Trustee	Custodian	On or prior to the third Business Day following the applicable Funding

9.	Incumbency certificate of the Owner Trustee	Custodian	On or prior to the third Business Day following the applicable Funding

10.	Legal opinion as to execution of Loan Documents by the Owner Trustee	Custodian	On or prior to the third Business Day following the applicable Funding

11.	Engine and Beneficial Interest Transfer Certificate	Custodian	On or prior to the applicable Funding

12.	Supplement to List of Engines	Custodian	On or prior to the third Business Day following the applicable Funding

13.	Any “chattel paper” original of each Lease Agreement	Custodian	To be provided to FAA Counsel, acting as agent for the Indenture Trustee, on or prior to any transfer. FAA Counsel agrees to provide to Custodian within 3 Business days of the applicable Funding

14.	Owner Trustee Mortgage executed by Owner Trustee	Custodian	To be provided to FAA Counsel on or prior to any transfer. FAA Counsel agrees to provide to Custodian within 3 Business days of the applicable Funding

15.	Opinion of FAA Counsel as to filing perfection and priority with respect to the FAA of Indenture Trustee’s security interest in the Collateral	Custodian	Within 3 Business Days after the applicable Funding

16.	Certificates of insurance coverage or such other evidence of insurance coverage acceptable to the Deal Agent	Custodian	On or prior to the applicable Funding

17.	Consent and Agreement	Custodian	Within 90 days of the applicable Funding

18.	Evidence of filing Engine or Beneficial Interest registration with requisite Governmental Authority	Custodian	Promptly upon receipt

19.	File-stamped copies of UCC-1 financing statements naming WLFC as Debtor/Seller; the Issuer as Secured Party/Purchaser; and BNY as Assignee of Secured Party	Custodian	Promptly upon receipt

20.	File-stamped copies of UCC-1 financing statements naming the Issuer as Debtor and BNY as Secured Party	Custodian	Promptly upon receipt

21.	Filed-stamped copies of FAA recordations of the Contribution and Sale Agreement, Indenture, Series 2002-1 Supplement and each Lease Agreement for each Engine and Contributed Beneficial Interest	Custodian	Promptly upon receipt

22.	File-stamped copies of Security filings, if any, required by the Governmental Authority of the country of any foreign Lessee’s chief executive office	Custodian	Promptly upon receipt

23.

File-stamped copies of UCC-1 financing statements covering any Lease Agreements being transferred and naming the lease originator as Debtor; the Issuer as Secured Party and BNY as Assignee of Secured Party

		Custodian	Promptly upon receipt

24.	File-stamped copies of UCC termination statements covering the security interest of any other Person with respect to Contributed Assets or Beneficial Interests in assets being transferred.	Custodian	Promptly upon receipt

25.	File-stamped copies of UCC-1 financing statements naming the Owner Trustee as debtor and the Indenture Trustee as secured party.	Custodian	Promptly upon receipt

SCHEDULE 2

Remarketing Deliverables

ITEM		RECIPIENTS	DUE DATE
1.	Certificates of insurance coverage or such other evidence of insurance coverage acceptable to the Deal Agent	Custodian	On or prior to the date of applicable Remarketing

2.	Servicer Certificate	Deal Agent and Custodian	On or prior to the third Business Day following the applicable Remarketing

3.	Supplement to List of Engines	Custodian	On or prior to the third Business Day following the applicable Remarketing

4.	Any “chattel paper” original of each Lease Agreement	Custodian	To be provided to FAA Counsel, acting as agent for the Indenture Trustee, on or prior to any transfer. FAA Counsel agrees to provide to Custodian within 3 Business days of the applicable Remarketing

5.	Opinion of FAA Counsel as to filing perfection and priority with respect to the FAA of Indenture Trustee’s security interest in the Collateral	Custodian	Within three Business Days after the applicable Remarketing

6.	Consent and Agreement	Custodian	Within 90 days of the applicable Remarketing

7.	Evidence of filing Engine or Beneficial Interest registration with requisite Governmental Authority	Custodian	Promptly upon receipt

8.	File-stamped copies of UCC-1 financing statements naming WLFC as Debtor/Seller; the Issuer as Secured Party/Purchaser; and BNY as Assignee of Secured Party	Custodian	Promptly upon receipt

9.	File-stamped copies of UCC-1 financing statements naming the Issuer as Debtor and BNY as Secured Party	Custodian	Promptly upon receipt

10.	File-stamped copies of FAA recordations of the Contribution and Sale Agreement, Indenture, Series 2002-1 Supplement and each Lease Agreement for each Engine and Contributed Beneficial Interest	Custodian	Promptly upon receipt

11.	File-stamped copies of Security filings, if any, required by the Governmental Authority of the country and of any foreign Lessee’s chief executive office	Custodian	Promptly upon receipt

12.

File-stamped copies of UCC-1 financing statements covering any Lease Agreements being transferred and naming the lease originator as Debtor; the Issuer as Secured Party and BNY as Assignee of Secured Party

		Custodian	Promptly upon receipt

13.	File-stamped copies of UCC termination statements covering the security interest of any other Person with respect to Contributed Assets or Beneficial Interests in assets being transferred	Custodian	Promptly upon receipt

14.	File-stamped copies of UCC-1 financing statements naming the Owner Trustee as debtor and the Indenture Trustee as secured party.	Custodian	Promptly upon receipt

SCHEDULE 3

Alternative Delivery Deliverables

ITEM		RECIPIENTS	DUE DATE
1.	Certificates of insurance coverage or such other evidence of insurance coverage acceptable to the Deal Agent	Custodian	On or prior to the date of applicable Alternative Delivery

2.	Servicer Certificate	Deal Agent and Custodian	On or prior to the date of applicable Alternative Delivery

3.	Supplement to List of Engines	Custodian	On or prior to the third Business Day following the applicable Alternative Delivery

4.	Any “chattel paper” original of each Lease Agreement	Custodian

To be provided to FAA Counsel, acting as agent for the Indenture Trustee, on or prior to any transfer.  FAA Counsel agrees to provide to Custodian within 3 Business days of the applicable Alternative Delivery

5.	Opinion of FAA Counsel as to filing perfection and priority with respect to the FAA of Indenture Trustee’s security interest in the Collateral	Custodian	Within three Business Days after the applicable Alternative Delivery

6.	Consent and Agreement	Custodian	Within 90 days of the applicable Remarketing

7.	Opinions of Foreign Local Counsel as to perfection, if necessary (only for foreign Lessees not set up with an Owner Trust structure)	Custodian	Within 120 days of the applicable Alternative Delivery

8.	Evidence of filing Engine or Beneficial Interest registration with requisite Governmental Authority	Custodian	Promptly upon receipt

9.	File-stamped copies of UCC-1 financing statements naming WLFC as Debtor/Seller; the Issuer as Secured Party/Purchaser; and BNY as Assignee of Secured Party	Custodian	Promptly upon receipt

10.	File-stamped copies of UCC-1 financing statements naming the Issuer as Debtor and BNY as Secured Party	Custodian	Promptly upon receipt

11.	File-stamped copies of FAA recordations of the Contribution and Sale Agreement, Indenture, Series 1997-1 Supplement and each Lease Agreement for each Engine and Contributed Beneficial Interest	Custodian	Promptly upon receipt

12.	File-stamped copies of Security filings, if any, required by the Governmental Authority of the country and of any foreign Lessee’s chief executive office	Custodian	Promptly upon receipt

13.

File-stamped copies of UCC-1 financing statements covering any Lease Agreements being transferred and naming the lease originator as Debtor; the Issuer as Secured Party and BNY as Assignee of Secured Party

		Custodian	Promptly upon receipt

14.	File-stamped copies of UCC termination statements covering the security interest of any other Person with respect to Contributed Assets or Beneficial Interests in assets being transferred	Custodian	Promptly upon receipt

15.	File-stamped copies of UCC-1 financing statements naming the Owner Trustee as debtor and the Indenture Trustee as secured party.	Custodian	Promptly upon receipt

SCHEDULE 4

Custodial Fee Schedule

Proposal for

Willis Engine Funding, LLC

Custodian Services

September 4, 2002

Acceptance Fee:	$2,500 upfront

•  Review of the agreement and all supporting documents

•  Initial establishment of the account (s)

Annual Administration Fee:	$5,000 per year

This fee is payable in advance and subsequently, on each anniversary date. Fees include the following services:

•  Final Review Certification/Reinstatement

•  File/document Releases

•  Safekeeping of files

•  Trailing Documentation

Miscellaneous Fees:

Photocopying of Documents:	$0.20 per page

Out-of Pocket Expenses

Fees quoted do not include any out-of-pocket expenses including, but not limited to travel, facsimile, overnight courier, and messenger costs. These expenses will be billed, at out cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred, including our counsel fees, if applicable will be billed to the account.

External Counsel Fees

Fees quoted do not include external counsel fees. A bill for counsel fees incurred up to closing will be presented for payment on the closing date.

Miscellaneous Services

The charges for performing services not contemplated at the time of the execution of the documents not specifically covered elsewhere in the schedule will be determined by appraisal in amounts commensurate with the service.

Terms of Proposal

BNY Midwest Trust Company’s final acceptance of this appointment is subject to the full review and approval of all related documentation and financials and our conflict investigation. This offer shall be deemed terminated if we do not enter into a written agreement within three months from the date of transmittal. Fees will be subject for review, if volumes increase beyond initial activity.

Willis Engine Funding, LLC

Name

Signature

Date